                                                                Exhibit 3.2



                                   BY-LAWS

                                     OF

                                FALCONITE, INC.


                                                         Effective As
                                                         Of:  December 31, 1996.
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                               TABLE OF CONTENTS

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ARTICLE I.  OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II.  SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Section 2.1.       Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Section 2.2.       Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Section 2.3.       Place of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Section 2.4.       Notice of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Section 2.5.       Meetings, How Convened . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Section 2.6.       Fixing of Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Section 2.7.       Voting Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Section 2.8.       Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Section 2.9.       Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Section 2.10.      Voting of Shares; No Cumulative Voting . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Section 2.11.      Voting of Shares by Certain Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Section 2.12.      Shareholder Action Without a Meeting . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Section 2.13.      Notice of Shareholder Business and Nominations . . . . . . . . . . . . . . . . . . . . .   4
          Section 2.14.      Inspectors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Section 2.15.      Books and Records -- Examination by Shareholders . . . . . . . . . . . . . . . . . . . .   6

ARTICLE III.  BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Section 3.1.       General Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Section 3.2.       Number, Term and Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Section 3.3.       Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Section 3.4.       Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Section 3.5.       Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Section 3.6.       Quorum; Participation by Telephone . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Section 3.7.       Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Section 3.8.       Action Without a Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Section 3.9.       Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Section 3.10.      Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Section 3.11.      Presumption of Assent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Section 3.12.      Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE IV.  OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
          Section 4.1.       Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
          Section 4.2.       Election and Term of Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
          Section 4.3.       Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
          Section 4.4.       Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Section 4.5.       Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Section 4.6.       Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Section 4.7.       President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





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          Section 4.8.       The Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Section 4.9.       The Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Section 4.10.      The Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Section 4.11.      Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Section 5.1.       Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Section 5.2.       Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Section 5.3.       Checks, Drafts, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Section 5.4.       Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Section 6.1.       Certificates for Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Section 6.2.       Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VII.  FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VIII.  DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IX.      INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS . . . . . . . . . . . . . . . . . . . .  13
          Section 9.1.       General Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          Section 9.2.       Action by Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          Section 9.3.       Success on Merits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Section 9.4.       Determination to Indemnify . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Section 9.5.       Time of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Section 9.6.       Non-Exclusive Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Section 9.7.       Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Section 9.8.       Report to Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Section 9.9.       Definition of Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          Section 9.10.      Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE X.  CORPORATE SEAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE XI.  WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE XII.  AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





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                                    BY-LAWS

                                       OF

                                FALCONITE, INC.


                              ARTICLE I.  OFFICES

                 The principal office of the Corporation shall be located at 2525 Wayne Sullivan Blvd., Paducah, Kentucky. The Corporation may have such other offices, either within or without the State of Illinois, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                 The registered office of the Corporation required by The Business Corporation Act of Illinois to be maintained in the State of Illinois may be changed from time to time by the Board of Directors.

                           ARTICLE II.  SHAREHOLDERS

                 Section 2.1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Thursday in the month of May, in each year, beginning with the year 1998, at the hour of 10:00 a.m., or at such other date and time as the Board of Directors may determine, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Illinois, such meeting shall be held on the next succeeding business day.

                 Section 2.2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, by the Board of Directors, or by the holders of not less than two-thirds of all outstanding shares of the Corporation entitled to vote at a meeting.

                 Section 2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors, except that a meeting called expressly for the purpose of removal of directors shall be held at the registered office or principal business office of the Corporation in the State of Illinois or in the city or county of the State of Illinois in which the principal business office of the Corporation is located. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting unless such meeting is called expressly for the purpose of removal of directors, in which event the place for the holding of such meeting shall be at the registered office or principal business office of the Corporation in the State of Illinois or in the city or county of the State of Illinois in which the principal business office of the Corporation is located. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Illinois.





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
                 Section 2.4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall, unless otherwise allowed or prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                 Section 2.5. Meetings, How Convened. Every meeting, for whatever purpose, of the shareholders in the Corporation shall be convened by its President, Secretary or other officer or any of the persons calling the meeting by notice given as herein provided.

                 Section 2.6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                 Section 2.7. Voting Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer books, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                 Section 2.8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation, or these By-Laws.





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
                 Section 2.9. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and otherwise complies with The Business Corporation Act of Illinois. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as proxies. If only one such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more administrators, executors, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

                 Section 2.10. Voting of Shares; No Cumulative Voting. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders. There shall be no right to cumulative voting in the election of directors.

                 Section 2.11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The Corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the Corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the Corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 2.7.

                 Shares standing in the name of a deceased person, a minor ward or a person under legal disability, may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian.

                 Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy.

                 Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

                 A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                 Shares of its own stock held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

                 Section 2.12. Shareholder Action Without a Meeting. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                 If the action consented to requires the filing of a certificate under the Illinois Business Corporation Act of 1983, the certificate filed under such Act shall state, in lieu of any statement required concerning any vote of shareholders, that written consent has been given in accordance with the provisions of such Act.

                 Section 2.13.    Notice of Shareholder Business and
Nominations.

                 (A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this By-Law.

                 (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.13, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                 (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.13 of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is made by the Corporation.

                 (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.13, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13 Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (A)(2) of this Section 2.13 principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                 (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such defective proposal or nomination shall be disregarded.

                 (2) For purposes of this Section 2.13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 of 15(d) of the Exchange Act.





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
                 (3)      Notwithstanding the foregoing provisions of this
Section 2.13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this Section 2.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                 Section 2.14. Inspectors. At any meeting of the shareholders, the Chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

                 Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

                 Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                 Section 2.15. Books and Records -- Examination by Shareholders. This Corporation shall keep correct and complete books and records of account, as well as minutes of the proceedings of the shareholders and Board of Directors and committees thereof. A record of the names and addresses of the Corporation's shareholders, and the number and class of the shares held by each shall be kept at the Corporation's registered office or principal place of business in Illinois, or at the office of a transfer agent or registrar in Illinois. Any person who is a shareholder of record shall have the right to examine, in person or by agent, at any reasonable time or times, for any proper purpose, the Corporation's books and records of account, minutes, voting trust agreements filed with the Corporation and record of shareholders, and to make extracts therefrom. Upon the written request of any shareholder, this Corporation shall mail to such shareholder, within fourteen days after receipt of such request, a balance sheet as of the close of the fiscal year most recently ended and a profit and loss statement for such fiscal year; provided that if such request is received by the Corporation before such financial statements are available, the Corporation shall mail such financial statements within fourteen days after they become available, but in any event within one hundred twenty days after the close of said fiscal year.

                        ARTICLE III.  BOARD OF DIRECTORS

                 Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by a Board of Directors.

                 Section 3.2. Number, Term and Qualifications. The number of directors of the Corporation shall consist of such number of directors, not less than three (3) nor more than ten (10), as shall be fixed from time to time by resolution of the Board of Directors. The directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in any such class shall not exceed the number of directors in any other class by more than one (1). The term of office of the initial Class I directors shall expire at the annual meeting of shareholders of the Corporation in 1998; the term of office of the initial Class II directors shall expire at the annual meeting of shareholders of the Corporation in 1999; and the term of office of the initial Class III directors shall expire at the annual meeting of shareholders of the Corporation in 2000; or in each case thereafter until their respective successors are duly elected and qualified.
At each annual election beginning in 1998 the directors elected to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term of three (3) years expiring at the third succeeding annual shareholder meeting or thereafter until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible. Directors need not be residents of the State of Illinois or shareholders of the Corporation.

                 Any vacancy on the Board (whether such vacancy is caused by death, resignation, or removal for cause or is the result of a newly created directorship) shall be filled by a majority of the directors then in office. Any director elected to fill a vacancy in any class (whether such vacancy is caused by death, resignation, or removal with cause, or is the result of an increase in the number of directors in such class) shall hold office for a term which shall expire with the term of the directors in such class.

                 No director may be removed without cause from office during such director's term of office. At a meeting called expressly for that purpose, any director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

                 Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.3, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

                 Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or any three directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors called by them.

                 Section 3.5. Notice. Notice of any special meeting shall be given at least two business days prior to such meeting by written notice delivered personally or mailed to each director at his or her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                 Section 3.6. Quorum; Participation by Telephone. A majority of the full Board of Directors shall constitute a quorum for the transaction of business. Members of the Board of Directors may participate in and act at any meeting of such Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                 Section 3.7. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a different number is required by statute, the Articles of Incorporation or these By-Laws.

                 Section 3.8. Action Without a Meeting. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such written consent shall be filed with the minutes of the proceedings of the Board of Directors. Such action by consent shall have the same force and effect as a unanimous vote of such Directors.

                 Section 3.9. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Written notice shall be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect at the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein; unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

                 Section 3.10. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                 Section 3.11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                 Section 3.12. Committees. The Board of Directors, by resolution adopted by a majority of the directors, may create one or more committees. Each committee shall consist of two or more directors and, to the extent specified by the Board of Directors in the resolution establishing the committee, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, provided, such committee may not authorize distributions with respect to shares of stock of the Company; amend the Corporation's Articles of Incorporation; approve a plan of merger; approve or recommend to the shareholders any act required by law to be approved by them; adopt, amend or repeal the By-Laws of the Corporation; elect or remove officers of the Corporation or fix the compensation of any member of the committee; authorize or approve reacquisition of shares of the Corporation, except according to a general formula or method prescribed by the Board of Directors; authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the Board of Directors may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; fill vacancies on the Board of Directors or on any of its committees; amend, alter, repeal or take action inconsistent with any resolution or action of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by action of a committee.

                             ARTICLE IV.  OFFICERS

                 Section 4.1. Number. The officers of the Corporation shall be a Chairman of the Board of Directors, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

                 Section 4.2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be arranged. Each officer shall serve at the pleasure of the Board of Directors and shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

                 Section 4.3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                 Section 4.4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Written notice shall be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect at the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein; unless otherwise specified herein. The acceptance of such resignation shall not be necessary to make it effective.

                 Section 4.5. Vacancies. A vacancy in any office because of death, incapacity, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                 Section 4.6. Chairman of the Board. The Chairman of the Board shall provide overall direction and guidance to the Corporation. He or she shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall in general perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

                 Section 4.7. President. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President may vote in person or by proxy shares in other corporations standing in the name of this Corporation. The President shall in general perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                 Section 4.8. The Vice Presidents. In the absence of the President, whether due to resignation, incapacity or any other cause, or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President shall exercise such powers only so long as the President remains absent or incapacitated, or until the Board of Directors elects a new President. Any Vice President may sign, with the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. The Board may affix qualifying titles in conjunction with the election or appointment of a Vice President, such as "Executive," "Senior," "Junior" and the like.

                 Section 4.9. The Secretary. The Secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) have the authority to certify these By-Laws, resolutions of the shareholders and Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies thereof; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

                 Section 4.10. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                 Section 4.11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation and participated in determining and voting upon the salary.

               ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

                 Section 5.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                 Section 5.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                 Section 5.3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                 Section 5.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

            ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

                 Section 6.1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. The shares of the Corporation represented by certificates shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may be sealed with the seal, or a facsimile of the seal, of the Corporation. In case the seal of the Corporation is changed after the certificate is sealed with the seal or a facsimile of the seal of the Corporation, but before it is issued, the certificate may be issued by the Corporation with the same effect as if the seal had not been changed. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. If the Corporation is authorized to issue shares of more than one class, a notice shall be set forth upon the face or the back of each certificate representing shares issued by the Corporation which shall state that a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued, and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series, will be furnished by the Corporation upon request and without charge. Each certificate representing shares shall also state: (a) that the Corporation is organized under the laws of Illinois; (b) the name of the person to whom issued; (c) the number and class of shares, and the designation of the series, if any, which such certificate represents. No certificate shall be issued for any share until such share is fully paid.

                 All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                 Section 6.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                           ARTICLE VII.  FISCAL YEAR

                 The fiscal year of the Corporation shall be as fixed from time to time by the Board of Directors.

                            ARTICLE VIII.  DIVIDENDS

                 The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.

                ARTICLE IX.      INDEMNIFICATION OF DIRECTORS,
                                 OFFICERS, EMPLOYEES AND AGENTS

                  Section 9.1. General Action. This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

                 Section 9.2. Action by Corporation. This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                 Section 9.3. Success on Merits. To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 9.1 and 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                 Section 9.4. Determination to Indemnify. Any indemnification under Section 9.1 and 9.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.1 or 9.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

                 Section 9.5. Time of Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

                 Section 9.6. Non-Exclusive Right. This Article is intended to provide for indemnification to the fullest extent permitted by law, as in effect on the date hereof or as hereafter adopted or amended. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other By-Law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 Section 9.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

                 Section 9.8. Report to Shareholders. If the Corporation has paid indemnification or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

                 Section 9.9. Definition of Corporation. For purposes of this Article, references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

                 Section 9.10. Other Definitions. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                           ARTICLE X.  CORPORATE SEAL

                 The Board of Directors shall provide a corporate seal in the form of a circle with the name of the Corporation inscribed thereon.

                         ARTICLE XI.  WAIVER OF NOTICE

                 Whenever any notice is required to be given under the provisions of these By-Laws or of the Articles of Incorporation or of The Business Corporation Act of Illinois, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XII.  AMENDMENTS

                 These By-Laws may be altered, amended or repealed and new By-Laws adopted by action of the shareholders or the Board of Directors.





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
                 Adopted as of December 31, 1996.



                        /s/ Michael A. Falconite
                        -------------------------------------------------------
                        Michael A. Falconite, President-Chief Executive Officer


ATTEST:



/s/ Kevin S. Pugh
---------------------------------------------
Kevin S. Pugh, Vice President-Chief Financial
Officer-Secretary





                                      16